UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 9, 2015

Spark Networks, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-32750	20-8901733
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11150 Santa Monica Boulevard, Suite 600, Los Angeles, California	90025
(Address of Principal Executive Offices)	(Zip Code)

(310) 893-0550

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 12, 2015, Spark Networks, Inc. (the “Company”) announced that the Company’s Board of Directors (the “Board”) appointed Robert W. O’Hare as Chief Financial Officer, effective March 1, 2015. Mr. O’Hare will replace Brett Zane, who will be leaving the Company on March 11, 2015 after transitioning his responsibilities.

Mr. O’Hare, 33, is joining the Company from Square, Inc., where he served as Corporate Finance & Investor Relations Lead since 2013.  Prior to Square, he was Director of Financial Planning & Analysis at Pandora Media, Inc. (2010 – 2013).  Prior to Pandora, he held financial roles at Spitfire Capital (2009 – 2010), Spectrum Equity Investors (2006 – 2009) and Thomas Weisel Partners (2004 – 2006).

Mr. O’Hare received his B.S. from Georgetown University and is a CFA charterholder.

In connection with his employment, Mr. O’Hare and the Company entered into an Employment Agreement, dated February 12, 2015 (the “Agreement”). The following summary of the material terms of the Agreement is qualified in its entirety by the full terms and conditions of the Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

The Agreement provides for the following:

•	Term: The term shall begin on March 1, 2015 and continue through December 31, 2015.
•	Annual Base-Salary: $225,000.
•	Short-Term Annual Incentive (“STI”): A target STI for 2015 of $50,000, based on satisfaction of operational goals as determined by the Chief Executive Officer.
•

Economic Performance Incentive (“EPI”): Based upon Mr. O’Hare’s satisfaction of goals as determined by the Chief Executive Officer, Mr. O’Hare shall be granted restricted stock units (“RSU’s”) in the Company under the Company’s 2007 Omnibus Incentive Plan, to be based upon annually set tiered goals related to revenue and EBITDA levels. The targeted range of the RSU grant in respect of 2015 will be between 12,000 RSU’s and 40,000 RSU’s.

•	Moving Expenses: The Company shall reimburse Mr. O’Hare’s moving expenses up to $15,000.
•

Other Benefits: Mr. O’Hare is eligible for all health and welfare benefits generally available to the Company’s other executives, officers, or full-time employees, with the Company covering the costs of such benefits. Mr. O’Hare will be reimbursed for reasonable, out-of-pocket business expenses incurred in the performance of his duties on behalf of the Company.

•

Termination Benefits: Generally, upon termination, Mr. O’Hare will receive his prorated salary earned as of the date of termination and a payment for any accrued unused vacation. If Mr. O’Hare is terminated without Cause or if he leaves for Good Reason (as each such term is defined in the Agreement), then Mr. O’Hare will also receive a severance package that consists of (a) a single cash lump-sum payment equal to $100,000, (b) reimbursement of COBRA health and welfare plan expenses for 12 months following termination, and (c) a pro rata granting of RSU’s pursuant to his EPI based on the number of days worked during the period of employment and on the Chief Executive Officer’s good faith evaluation of Mr. O’Hare’s performance. Payment of the severance package is conditioned on Mr. O’Hare’s execution of a separation agreement with the Company that includes a general mutual release of all claims.

•

Death or Disability: Upon death or disability, Mr. O’Hare or his estate is entitled to his unpaid prorated base salary, and reimbursement of COBRA health and welfare plan expenses incurred in the subsequent 12-month period.

•

Change of Control: Upon a Change in Control of the Company (as defined in the Agreement), all of Mr. O’Hare’s granted but unvested RSU’s will immediately vest. If such change of control occurs prior to Mr. O’Hare being awarded any RSU’s, Mr. O’Hare shall be granted and fully vested in 40,000 RSU’s immediately prior to such change of control becoming effective.

•

Other Terms: During the term of the Agreement and for 12 months after, Mr. O’Hare has agreed, with certain exceptions, not to interfere with the Company’s relationship with its employees, customers, suppliers and other business partners.

As an executive officer of the Company, Mr. O’Hare will be eligible to enter into the Company’s standard form of indemnification agreement, a copy of which was filed as Exhibit 10.4 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 9, 2007.

Also on February 9, 2015, the Company announced the departure of Brett Zane, who will be leaving the Company, effective March 11, 2015.

A copy of the press release announcing the appointment of Mr. O’Hare is attached hereto as Exhibit 99.1 and incorporated herein by reference.

There are no arrangements or understandings between Mr. O’Hare and any other persons pursuant to which he was selected as Chief Financial Officer. Mr. O’Hare has not been a party to any transaction involving the Company required to be disclosed under Item 404(a) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

10.1	Employment Agreement between Spark Networks, Inc. and Robert O’Hare, dated February 12, 2015

99.1	Press Release of Spark Networks, Inc., dated February 12, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPARK NETWORKS, INC.

Date: February 12, 2015

	By:	/s/ Michael S. Egan
	Name:	Michael S. Egan
	Title:	Chief Executive Officer